First Guaranty Bancshares, Inc. S-4/A

Exhibit 99.6

LONE STAR BANK

2600 south gessner road, suite 100

houston, TEXAS 77063

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Greg Bernica and Jeff Berkley, and either of them, with full power of substitution, to be my attorneys and proxies at the special meeting of shareholders of Lone Star Bank (“Lone Star”) to be held on June 13, 2023 at 10:00 a.m., local time, at the Hilton Houston Westchase, 9999 Westheimer Rd., Houston, Texas 77042, and to represent and vote, as designated below, all of the shares of common stock held of record by me as of April 19, 2023, the record date for the meeting, granting unto such attorneys and proxies, and to either of them and to their substitutes, full power and authority to act for and in my name at the meeting and all adjournments thereof, if any, as follows:

1.	Proposal to approve the Agreement and Plan of Merger, dated January 6, 2023, by and among First Guaranty Bancshares, Inc., First Guaranty Bank, and Lone Star Bank, and the transactions contemplated thereby, including the merger of Lone Star Bank with and into First Guaranty Bank, with First Guaranty Bank surviving the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal to adjourn the special meeting, if necessary or appropriate.
☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

If properly executed and returned to Lone Star, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each of the proposals described above. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of special meeting of shareholders and the proxy statement of the board of directors relating to the meeting.

Instructions: Please sign your name exactly as it appears on your stock certificate. When signing in a representative capacity, please include title and authority. By executing this proxy, you are voting all of the shares of Lone Star stock that you own as provided herein.

PLEASE COMPLETE, EXECUTE AND RETURN THE PROXY PROMPTLY.

Date: _____________ ___, 2023	Signature
PRINT NAME

Signature if held jointly
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(If signing as representative, print title.)